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                                                                    EXHIBIT 3.13

               SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC.

                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

                                    Section 1
                                Registered Office

            The registered office in the State of Delaware shall be at 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address shall be the Corporation Trust Incorporated.

                                    Section 2
                                  Other Offices

            The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                                    Section 1
                           Annual and Special Meetings

            The annual meeting of the stockholders shall be held on any day in July in each year at 10:00 A.M. at its principal business office in the State of Illinois or at such other date, time, and place as may be fixed by the Board of Directors. Special meetings of stockholders may be called by the Board of Directors for any other purpose may be hold at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                                    Section 2
                               Notice of Meetings

            Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time and in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10, nor more than 60 days, before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the


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United States mail addressed to the stockholder at his address as appears on the records of the Corporation, with postage prepaid.

                                    Section 3
                                Stockholder List

            The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetic order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                    Section 4
                                     Quorum

            The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present; the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than 30 days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

                                    Section 5
                                  Majority Vote

            When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.


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                                    Section 6
                                      Proxy

            Every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

                                    Section 7
                            Action by Written Consent

            Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or if the stockholders having not less than the percentage of the total number of shares of stock required by the General Corporation Law of Delaware for passage of the proposed corporate action shall consent in writing to such corporate action being taken, provided that if less than all the stockholders entitled to vote consent in writing to the proposed corporate action, prompt notice of the taking of such corporate action by consent of stockholders is given to all stockholders of the Corporation. Any action taken pursuant to the written consent of the stockholders, as provided for in the preceding sentence, shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                   ARTICLE III

                                    DIRECTORS

                                    Section 1
                                Number; Election

            The number of directors which shall constitute the whole Board shall be determined by the Board but shall not be less than three. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.

                                    Section 2
                                    Vacancies

            Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duty elected and qualified, unless sooner displaced.


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                                    Section 3
                                 Quorum; Voting

            At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

                                    Section 4
                                    Meetings

            Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President or the Secretary on 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice, the Chief Executive Officer or the President must call a special meeting on the written request of three directors,

                                    Section 5
                                   Committees

            The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the same.

                                    Section 6
                           Committee Rules and Quorum

            Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                                    Section 7
                            Action by Written Consent

            Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the


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Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    Section 8
                                      Fees

            The directors, other than directors who are employees of the Company or its parent corporation, may be paid for expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     OFFICER

                                    Section I
                                    Election

            The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary by the Board of Directors, Any number of offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled for any period as it may deem advisable any office except offices of President and Secretary.

                                    Section 2
                            Term; Removal; Vacancies

            The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                    Section 3
                  The Chief Executive Officer and The President

            The Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders, shall have responsibility for general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


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            The President shall be the chief operating officer of the
Corporation and shall have responsibility for day to day management of the business of the Corporation as directed by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the and exercise the powers of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    Section 4
                               The Vice-Presidents

            The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe,

                                    Section 5
                     The Secretary and Assistant Secretaries

            The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be, he shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the fixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    Section 6
                     The Treasurer and Assistant Treasurers

            The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the


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Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe,

                                    ARTICLE V

                              CERTIFICATES OF STOCK

                                    Section 1
                                  Certificates

            Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice-President and the Treasurer or an Assistant Treasurer or, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                                    Section 2
                                Lost Certificates

            The Board of Directors may direct a now certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                    Section 3
                              Fixing a Record Date

            The Board of Directors may fix in advance a date, not more than 60 nor less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to


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vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consents, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                    Section 4
                             Registered Stockholders

            The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                                 INDEMNIFICATION

            Directors and officers of the Corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative proceedings or any settlements thereof arising out of or in connection with their service to the Corporation or to another organization at the corporation's request; and without limiting the generality of the foregoing, the Corporation shall indemnify any person within the scope of the foregoing to the same extent as it is expressly given the power to do so by the General Corporation Law of the State of Delaware, as in effect from time to time.

            Expenses incurred with respect to any threatened, pending or contemplated action, suit or proceeding to which this ARTICLE may apply may be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by the person to repay such amount or amounts if and when it shall be ultimately determined, in accordance with Delaware law, that he is not entitled to indemnification.

            The provisions of this ARTICLE shall be applicable to actions or proceedings commenced or settled prior to or after the adoption hereof (whether the service to the Corporation in connection with which such actions or proceedings arise shall have occurred prior


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to or after the adoption hereof, and to persons who have ceased to be directors, officers, employees or agents of the Corporation and shall inure to the benefit of their heirs, executors and administrators.

            The indemnification provided by this ARTICLE shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute, bylaw of the Corporation or otherwise.

            It shall be conclusively presumed that every person entitled to indemnification under this ARTICLE served the Corporation in reliance thereon. The revocation or modification of this ARTICLE shall have absolutely no adverse effect upon the rights of any person which, aside from raid revocation or modification, may arise or shall have then arisen out of or in connection with his service to or at the request of the Corporation prior to said revocation or modification.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                                    Section 1
                              Declaration; Payment

            Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    Section 2
                                     Checks

            All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                    Section 3
                                   Fiscal Year

            The fiscal year of the Corporation shall be the calendar year.


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                                    Section 4
                                      Seal

            The corporate seal shall have inscribed thereon the names of the Corporation, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                    AMENDMENT

                                    Section 1

            These bylaws may be altered or repealed at any meeting of the Board of Directors.


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